UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 22, 2009, Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), issued and sold 1,720,000 shares of its common stock, par value $0.0001 per share (the “Shares”), at a price of $2.965 per share, for an aggregate purchase price of $5,100,000 in cash, pursuant to a Common Stock Purchase Agreement (the “Purchase Agreement”) between the Company and the investors.

In connection with this transaction, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. All of the investors are “accredited investors” as such term is defined in Rule 501 of Regulation D. The investor was given access to complete information concerning the Company. The investors have represented that they have acquired the shares for investment purposes. Restrictive legends were placed on the certificates issued to the investors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1 Stock Purchase Agreement dated May 22, 2009 between the Company and the investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: May 26, 2009	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement dated May 22, 2009, between the Company and the investors.